                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            STREAMLOGIC CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                             StreamLogic Corporation
                                             (formerly Micropolis Corporation)
                                             21329 Nordhoff Street
                                             Chatsworth, CA 91311

                                             J. Larry Smart
                                             Chairman of the Board
                                             and President

  Dear Stockholder:

    It is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders on May 22, 1996. The meeting will be held at the Company's headquarters in Chatsworth, California and will begin at 10:00 a.m. In the following pages you will find information about the meeting and a Proxy Statement.

    During the business session, I will briefly review 1995, the sale of the disk drive business, our name change to StreamLogic Corporation and discuss the future of the Company as a supplier of value-added data and video storage/server products. Our Stockholders will also have the opportunity to discuss their Company with the directors and officers of StreamLogic.

    If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

    I hope you can join us at the Annual Meeting.

                                          Sincerely,

                                          J. Larry Smart

  April 23, 1996

                            STREAMLOGIC CORPORATION
                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

To Our Stockholders:

  The Annual Meeting of the Stockholders of StreamLogic Corporation, a Delaware corporation (the "Company"), will be held at StreamLogic Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, May 22, 1996 at 10:00 a.m., local time, for the following purposes:

  1. To elect four directors to serve during the ensuing year and until their successors are elected and have qualified;

  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors intends to present for election as directors the nominees named in the accompanying proxy statement, whose names are incorporated herein by reference.

  In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on April 3, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

  All stockholders are cordially invited to attend the Annual Meeting.

                                         By Order of the Board of Directors

                                                 Ericson M. Dunstan
                                                      Secretary

Chatsworth, California
April 23, 1996

 In order to ensure your representation at the Annual Meeting, if you cannot be present, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                            STREAMLOGIC CORPORATION
                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311

                                PROXY STATEMENT

  This Proxy Statement is furnished to the stockholders by the Board of Directors of StreamLogic Corporation, a Delaware corporation (the "Company"), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held at StreamLogic Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, May 22, 1996 at 10:00 a.m., local time, and at any and all adjournments thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and informs the Secretary in writing that he or she wishes to vote his or her shares in person. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 24, 1996.

  Following the initial mailing of the proxy statement and proxies, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person; employees of the Company who assist in such activities will not receive additional compensation in connection therewith.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

                              GENERAL INFORMATION

BACKGROUND

VOTING SHARES AND VOTING RIGHTS

  Stockholders of record at the close of business on April 3, 1996, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There were 15,580,413 shares of Common Stock of the Company outstanding on that date. Each share of the Common Stock is entitled to one vote. In voting for the election of directors, each share has one vote for each position filled. There is no cumulative voting, which means a simple majority of the shares voting may elect all of the directors to be elected.

  Under the Company's By-Laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under the Company's By-Laws and Delaware law, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal.

  The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, each of its five most highly-compensated officers and all executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management."

                             ELECTION OF DIRECTORS

  The By-Laws of the Company presently provide for four directors. All four directors are to be elected at the 1996 Annual Meeting and will hold office until the 1997 Annual Meeting or until their successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the four nominees proposed by the Board of Directors. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. The following table sets forth the names and ages of the nominees for election to the Board of Directors, the principal occupation or employment of each of such nominees during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies held by such nominees, the present position of such nominees with the Company, and the period during which such nominees have served as directors of the Company. All of the nominees named below have consented to being named herein and to serve if elected.

                                                                  PRESENT POSITION
                                    PRINCIPAL OCCUPATION          WITH THE COMPANY
                                    DURING PAST 5 YEARS;          AND PERIOD SERVED
    NAME AND AGE                    OTHER DIRECTORSHIPS              AS DIRECTOR
    ------------                    --------------------          -----------------
   J. Larry Smart, 48...... President, Chief Executive Officer   President, Chief
                            and Chairman of the Board of the     Executive Officer
                            Company. President and Chief         and Chairman of the
                            Executive Officer of Maxtor          Board.
                            Corporation, a company that
                            manufactures Winchester disk drives
                            and other mass-storage products,
                            from March 1994 to February 1995;
                            Chairman of the Board of Southwall
                            Technologies Inc., a thin film
                            technology company, since March
                            1994; President and Chief Executive
                            Officer of Southwall Technologies
                            Inc. from June 1991 to March 1994;
                            and Senior Vice President at SCI
                            Systems, a contract manufacturer,
                            from November 1987 to June 1991.
   Ericson M. Dunstan, 63.. Senior Vice President, Chatsworth    Director since
                            Design Engineering of Micropolis     1976.
                            (USA) Inc. since March 1996. Senior
                            Vice President-Corporate Engineering
                            from October 1985 to March 1996 and
                            Secretary of the Company since 1976.
   Chriss W. Street, 46.... Principal of Chriss Street and       Director since
                            Company; a business involved in      1995.
                            stock brokerage, venture capital,
                            and restructuring, since January
                            1991. Chairman and CEO of
                            Comprehensive Care, a publicly
                            traded firm which develops, markets
                            and manages programs for treatment
                            of chemical dependency and
                            psychiatric disorders, since
                            November 1993. Secretary and
                            Treasurer of Hacienda Village
                            Modernization Corporation; a
                            nonprofit organization to give
                            vocational training and assistance
                            to the under-privileged minority
                            residents of a housing project,
                            since June 1993.
   Greg L. Reyes, Jr., 33.. President and Chief Executive        No present or prior
                            Officer of Wireless Access, Inc., a  positions with the
                            leading designer and manufacturer of Company.
                            state of the art two-way Narrowband
                            PCS (N-PCS), 900 MHz, belt-top
                            subscriber devices, sub-assemblies,
                            and chip sets, since 1994. Vice
                            President of Radio Frequency
                            Division of Norand Corporation,
                            which specialized in the design,
                            development and manufacture of "In
                            Premises" microcellular RF networks
                            and applications specific terminals,
                            from 1992 to 1994. Vice President of
                            North American Field Operations of
                            Banyan Systems Incorporated, a
                            leader in network operating system
                            and data communications products,
                            prior to 1992.

  During the 1995 fiscal year the Board of Directors of the Company held ten meetings inclusive of scheduled telephonic meetings. Each director attended 100% of the total number of meetings of the Board and of committees of the Board on which he served held during the year, except Mr. S. Kenneth Kannappan who was not present at one Board meeting.

  The Board of Directors of the Company has the following standing committees: the Audit Committee and the Compensation Committee. Mr. Street and Mr. Kannappan comprised the members of both committees. The functions of the Audit Committee are to aid the directors in fulfilling their responsibilities for financial reporting to the stockholders, to oversee the financial controls exercised by management, and to provide channels of communication between the Board of Directors, management and the Company's independent auditors. The functions of the Compensation Committee are to review and approve executive officer base salary and incentive compensation, stock plans, and other compensation matters and to administer the Company's stock option plan for executive officers and key employees. The Audit Committee and the Compensation Committee met two and six times, respectively, during 1995. The Company has no nominating committee.

  Each director who is not an officer of the Company was paid a retainer fee of $3,000 per quarter, an attendance fee of $2,000 per Board meeting attended, and a daily attendance fee of $1,000 for all committee meetings attended.

  In October 1987, the Board of Directors adopted the Stock Option Plan for Directors of Micropolis Corporation (the "Directors Plan") which was approved by the stockholders of the Company in April 1988. As of February 29, 1996, there were options outstanding to purchase an aggregate of 110,000 shares of Common Stock. At the close of business on the date of each annual meeting of the stockholders of the Company, each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, is automatically granted an option to purchase 10,000 shares of the Company's Common Stock. In addition, when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company is automatically granted an option to purchase 30,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board. Also in addition, when a Director who is not an employee of the Company or any affiliate of the Company initially is appointed to the position of Vice-Chairman of the Board, such Director is automatically granted an option to purchase 20,000 shares of the Company's Common Stock at the close of business on the date of his or her appointment. Stockholder action is not required with respect to such automatic option grants. Options under the Directors Plan have an exercise price equal to the fair market value of the shares covered by the option on the date of grant, have a term of five years and become exercisable in three equal annual installments commencing one year after the date of grant. At the close of business on May 22, 1996, options to purchase 10,000, 10,000 and 30,000 shares of the Company's Common Stock will automatically be granted to each of Mr. Dunstan, Mr. Street and Mr. Reyes, respectively, (if elected) at the market price of the Company's Common Stock on May 22, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information, as of December 31, 1995, with respect to those known by the Company, based solely on a review of filings on Schedules 13D or 13G, to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock.

             NAME AND ADDRESS OF              AMOUNT AND NATURE OF      PERCENT
              BENEFICIAL OWNER                BENEFICIAL OWNERSHIP      OF CLASS
             -------------------         ------------------------------ --------
      Ryback Management Corporation(1).            5,373,748              34.3%
      7711 Carondelet Avenue
      Box 16900
      St. Louis, Missouri 63105
      State of Wisconsin Investment
       Board...........................            1,466,000               9.5%
      P.O. Box 7842
      Madison, Wisconsin 53707
      Loomis, Sayles & Company(2)......            1,195,876              7.67%
      One Financial Center
      Boston, Massachusetts 02111
      Richard C. Perry.................            1,150,000               7.3%
      2635 Century Parkway, N.E.
      Suite 1000
      Atlanta, Georgia 30345

                 SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding ownership of the Company's Common Stock as of February 29, 1996 by nominees for Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                              AMOUNT AND NATURE OF      PERCENT
                  NAME                   BENEFICIAL OWNERSHIP(3)(4))(5) OF CLASS
                  ----                   ------------------------------ --------
      DIRECTORS
      J. Larry Smart (CEO).............               40,000                 *
      Ericson M. Dunstan...............               67,500                 *
      Chriss W. Street.................               36,700                 *
      S. Kenneth Kannappan.............               10,000                 *
      EXECUTIVE OFFICERS
      Taroon C. Kamdar.................               66,000                 *
      Barbara V. Scherer...............               24,893                 *
      Donald L. McDonell...............               12,400                 *
      All Executive Officers and Direc-
       tors as a Group (8 persons,
       including those named)...........             267,243               1.7%

- --------
 *Less than 1%.
(1) Shares held in a fiduciary capacity by Ryback Management Corporation and/or Lindner Dividend ("Lindner") Fund, Inc. as of December 31, 1995. Of the shares owned as of that date, 1,919,800 are directly owned and 3,453,948 shares are indirectly owned through the ownership of the Company's 10% Convertible Subordinated Notes due 1998 (the "Notes") and the Company's 6% Convertible Subordinated Debentures due 2012 (the "Debentures"). On April 5, 1996, the Company repurchased $10,000,000 aggregate principal amount of the Notes at par, plus accrued interest to the date of purchase, from Linder. Pursuant to an agreement with Lindner, whose consent was required for consummation of the sale of the disk drive business, the remaining $10,000,000 of the Notes will be repaid by the Company on June 28, 1996 at par. As consideration for the consent, the Company on March 29, 1996 issued two year warrants priced at $4 per share. As set forth in the Schedule 13D filed with the Securities and Exchange Commission by Ryback Management Corporation, Eric E. Ryback is the President of Ryback Management Corporation.
(2) Of the shares beneficially owned as of that date, approximately 1,195,876 are indirectly owned through the ownership of the Debentures. The Debentures are convertible into common stock at a price of $48.50 at any time prior to redemption or maturity.
(3) Information with respect to beneficial ownership is based on information furnished to the Company by each person included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by the stockholder.
(4) All of the stockholders included in this table reside in California. California has community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of the shares.
(5) Includes installments of options to purchase 10,000, 12,000, 10,000, 10,000, 66,000, 13,000, 10,000 and 137,000 shares of Common Stock held by
    Mr. Smart, Dr. Dunstan, Mr. Street, Mr. Kannappan, Mr. Kamdar, Ms. Scherer, Mr. McDonell and all executive officers and directors as a group, respectively, that were exercisable on, or within 60 days after, February 29, 1996.

                            EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

  The following table and accompanying notes show, for the Chief Executive Officer and the other four most highly-compensated executive officers of the Company for 1995, the compensation paid by the Company and its subsidiaries to such persons for services in all capacities during 1995 and the preceding two fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                   ANNUAL COMPENSATION              COMPENSATION
                          ----------------------------------------- ------------
                                                         OTHER        OPTIONS
        NAME AND                                        ANNUAL        GRANTED       ALL OTHER
   PRINCIPAL POSITION     YEAR SALARY(1)  BONUS     COMPENSATION(2)   (SHARES)   COMPENSATION(3)
   ------------------     ---- --------- -------    --------------- ------------ ---------------
J. Larry Smart, Presi-    1995 $161,544  $50,000(5)     $  --         380,000        $   --
 dent, Chief Executive
 Officer and Chairman of
 the Board (4)

Taroon C. Kamdar, Presi-  1995  237,003   60,000           --          40,000         15,492
 dent, Asia Pacific       1994  200,044   25,000         2,060         25,000         48,075
 Division                 1993  203,410   91,170         2,612            --             --


Barbara V. Scherer,       1995  162,708   35,000           --          40,000            --
 Vice President--Finance  1994  128,292      --            --           5,000            --
 and Chief Financial      1993  143,152   13,810           --           5,000            --
 Officer

Ericson M. Dunstan,       1995  156,520      --            --          40,000            --
 Senior Vice President--  1994  162,136      --            --          10,000          6,548
 Engineering              1993  165,254    9,525           --          20,000         14,966

Donald L. McDonell,       1995  144,668      --            --          19,000            --
 Vice President--Sales    1994  134,825   50,000           --             --           1,375
                          1993  109,265   18,965           --          20,000          7,911

Stuart P. Mabon, Presi-   1995  148,874      --            --             --          35,898
 dent and Chairman of     1994  292,136      --            --          20,000         11,798
 the Board (6)            1993  296,871   22,860           --          50,000          3,933

- --------
(1) Includes amounts contributed by each person named through salary reduction under the Micropolis Corporation Employee Savings and Retirement Plan (the "Section 401(k) Plan"). The 1993 salary year included 53 weeks.
(2) Amounts represent reimbursement during the fiscal year for the payment of taxes.
(3) Amounts for Mr. Kamdar include cash payments of $25,492 and $48,075 in 1995 and 1994, respectively, relating to his overseas assignment. Amounts for Dr. Dunstan, Mr. McDonell and Mr. Mabon represent payoff of accrued vacation.
(4) Mr. Smart joined the Company as president and chief executive officer in July 1995.
(5) Excludes a bonus of $137,500 declared and paid in the second quarter of 1996 pursuant to Mr. Smart's employment agreement and as compensation for the completion of the sale of the hard disk drive business in 1996.
(6) Mr. Mabon resigned as president in July 1995.

  The Company has a severance pay agreement with Mr. Kamdar which provides for payments in the event his employment is terminated by the Company for reasons other than cause. At December 29, 1995, the aggregate commitments pursuant to the agreement were approximately $100,000 for Mr. Kamdar. The commitment to Mr. Kamdar is for six months base salary and performance bonus.

STOCK OPTIONS

  In October 1987, the Board of Directors adopted the Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Option Plan"). The Option Plan was approved by stockholders in April 1988. The Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Option Plan, full-time employees of the Company and of any subsidiary of the Company are eligible to receive grants of non-qualified stock options and incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")).

  The following table sets forth information regarding stock options granted in 1995 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                     INDIVIDUAL GRANTS
- -----------------------------------------------------------
                             % OF TOTAL                         GRANT DATE
                              OPTIONS                        PRESENT VALUE(2)
             OPTIONS GRANTED GRANTED TO EXERCISE EXPIRATION -------------------
    NAME       (SHARES)(1)   EMPLOYEES   PRICE      DATE       5%       10%
    ----     --------------- ---------- -------- ---------- -------- ----------
J. Larry
 Smart......     350,000        31.7%    $5.438   4/25/00   $525,847 $1,161,984
                  30,000         2.7      5.375   7/05/00     44,550     98,445
Taroon C.
 Kamdar.....      40,000         3.6      5.375   7/05/00     50,401    131,260
Barbara V.
 Scherer....      20,000         1.8      5.750   4/26/00     31,772     70,209
                  20,000         1.8      5.375   7/05/00     29,700     65,630
Ericson M.
 Dunstan....      40,000         3.6      5.375   7/05/00     59,401    131,260
Donald L.
 McDonell...      19,000         1.7      5.375   7/05/00     28,215     62,348

- --------
(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of five years and become exercisable in three to five equal installments, each of which accrues at the end of each year after the grant date except for the fifth installment, which accrues 60 days before the expiration date.
(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

  The following table sets forth information regarding stock option exercises and year-end stock option values for each of the named executive officers for 1995.

  OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 29, 1995

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED        "IN-THE-MONEY'
                                                       STOCK OPTIONS           STOCK OPTIONS(1)
                                                 ------------------------- -------------------------
                           SHARES
                          ACQUIRED      VALUE
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
J. Larry Smart..........     --          --           --        380,000        --           --
Taroon C. Kamdar........     --          --        66,000        59,000        --           --
Barbara V. Scherer......     --          --         9,000        46,000        --           --
Ericson M. Dunstan......     --          --        12,000        58,000        --           --
Donald L. McDonell......     --          --        10,000        29,000        --           --

- --------
(1) Market value of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The share price as of December 29, 1995 was $3.75.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation. The members of the Committee during 1995 were Mr. Street, the commitee's chairman, and Mr. Kannappan. In this capacity, they were involved in decision-making responsibilities for the 1995 fiscal year.

OVERALL POLICY

  The Committee consists entirely of independent, outside directors and is responsible for formulating and implementing corporate policy with respect to executive compensation. Each year the Committee reassesses the Company's executive compensation program. The Committee's annual review process involves determining the base salaries of the Chief Executive Officer ("CEO") and the other executive officers, reviewing and approving performance bonus plans and bonus criteria and reviewing the Company's stock option plan and analyzing grants thereunder.

  In determining the executive compensation package for 1995, the Committee sought to retain the Company's talented and entrepreneurial management by setting base salaries at competitive levels and to motivate executive officers to perform to the full extent of their abilities by creating significant incentive compensation opportunities intended to correlate executive compensation with the Company's achievement of certain performance goals.

 The Company's executive compensation program is comprised of base salary, performance bonuses, stock options and a stock purchase plan. The policies underlying each component of the compensation program are described more fully below. Although the components of executive officer compensation are determined separately, the Committee considers the entire compensation (earned or potentially earned) of each executive officer in setting each component. The CEO is employed pursuant to the terms of an employment agreement with specified levels of compensation including base salary, cash bonus and stock options.

  The Company has evaluated current compensation levels and concluded it is unlikely that Section 162(m) of the Code would lead to the loss of deductibility of compensation in future periods.

BASE SALARY

  The Committee determines the base salary of the CEO based on competitive compensation data, overall Company financial and operating performance and the Committee's assessment of the CEO's past performance and its expectation as to his future contributions in leading the Company. The Committee has adopted a similar policy with respect to the other executive officers of the Company. Utilizing salary survey data supplied by outside industry associations and independent survey organizations, the Committee fixes base salaries that are within a range of salaries for positions of similar responsibilities at selected other companies. In addition, the Committee considers factors such as overall Company performance and the individual's past performance and future potential in establishing the base salaries of the other executive officers, as well as the recommendations of the CEO.

BONUS PLANS

  The Committee believes that the CEO and other executive officers' incentive compensation should be influenced by Company financial and operating performance and develops and approves incentive compensation plans which are based upon the achievement of performance goals such as earnings per share
(EPS), sales, gross margins and the market capitalization value of the Company's Common Stock. Incentive compensation plans are also based on the achievement by executive officers and other key employees of individual performance goals, which are typically related to the performance of his or her business group or the area of the Company's business in which he or she is involved.

  Under the Company's Key Person Bonus Plan (the "KPB"), the Committee, in consultation with the CEO, fixes a targeted dollar amount of incentive compensation for the CEO and each other executive officer based upon industry compensation surveys, past performance and estimated future performance. For 1995, the target incentive compensation of the CEO was based principally upon the achievement of specific objectives including product development, market development, completion of certain financing transactions and growing the subsystems and video product lines into a successful business. For the other executive officers, 50% of the target incentive compensation was based on the achievement of the targeted EPS for 1995. The remaining 50% of the other executive officer incentive compensation under the KPB Plan was linked to specific individual performance objectives. Each individual has several performance objectives. These performance objectives related to such matters as cost of material reduction, inventory management, product quality, accounts receivable, customer service, timeliness of product delivery and new product introduction. In the event that an executive officer did not achieve a specific individual performance objective, a proportionate amount of EPS incentive compensation was lost by that participant. The CEO consults with the Committee as to whether or not each executive officer has achieved his or her individual performance objective or objectives. Since the Company did not achieve its EPS target in 1995 only a small amount of project-specific bonuses were paid in 1995.

STOCK OPTION PLAN

  Stock options under the Company's Option Plan (approved by stockholders in April 1988) are periodically granted by the Committee to executive officers and other key employees of the Company to further the growth, development and financial success of the Company. As an incentive to create value for shareholders, the Committee granted an option to purchase 350,000 shares of Common Stock to the CEO upon his joining the Company. In determining the grants of stock options the Committee reviews with the Chief Executive Officer his recommendations for individual awards, and takes into account the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed optionee. Stock option awards are also based, among other things, on a review of compensation data from selected other companies as well as the Committee's perception of past and expected future contributions to the Company. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for Company management to create value for stockholders. The Committee views stock options, therefore, as an important component of its long-term, performance based compensation philosophy.

STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors and approved by stockholders in April 1984. The Stock Purchase Plan is administered by the Board and qualifies as an "employee stock purchase plan" under Section 423 of the Code. All employees and executive officers, including the CEO, are eligible to participate in the Stock Purchase Plan.

  The Stock Purchase Plan is intended to provide Company executives and employees with a favorable means of acquiring Common Stock of the Company through payroll deductions and to provide an incentive for continued employment. In general, the purchase price is 85% of the market price of the stock at either the beginning or the end (whichever is lower) of each plan period.

                                          COMPENSATION COMMITTEE

                                          Chriss W. Street
                                          S. Kenneth Kannappan

                        SHAREHOLDER RETURN PERFORMANCE

  The following graph compares the Company's cumulative stockholder return on its Common Stock (no dividends have been paid thereon) with the return on the common stocks included in The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturers indexes. The stocks in these groups are weighted by market capitalization and returns thereon include the reinvestment of dividends. The presentation assumes $100 invested on December 28, 1990, the last trading day prior to the end of the Company's 1990 fiscal year.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
          AMONG MICROPOLIS CORP., NASDAQ STOCK MARKET U.S. INDEX AND
                      NASDAQ COMPUTER MANUFACTURERS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           MICROPOLIS     NASDAQ STOCK    NASDAQ COMPUTER
(Fiscal Year Covered)        CORP.          MARKET INDEX    MANUFACTURERS INDEX
- ---------------------        ----------     ------------    ------------------
Measurement Pt-12/28/90      $100           $100            $100
FYE 12/30/91                 $ 99           $160            $140
FYE 12/30/92                 $ 93           $187            $188
FYE 12/30/93                 $ 80           $213            $178
FYE 12/30/94                 $102           $208            $196
FYE 12/30/95                 $ 43           $301            $308

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during the fiscal year ended December 29, 1995 all Section 16(a) filing requirements applicable to Insiders were complied with.

                                    GENERAL

INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants for the 1996 fiscal year. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

STOCKHOLDER PROPOSALS

  Stockholder proposals for presentation at the annual meeting to be held in 1997 must be received at the Company's principal executive offices on or before November 20, 1996.

ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for the year ended December 29, 1995 is being mailed to all stockholders of record with these proxy materials.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARDS IN THE ENCLOSED ENVELOPE.

                                       ERICSON M. DUNSTAN
                                       Secretary
DATED: April 23, 1996

PROXY

                            STREAMLOGIC CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           STREAMLOGIC CORPORATION (FORMERLY MICROPOLIS CORPORATION)
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 1996

        The undersigned, a stockholder of StreamLogic Corporation, a Delaware corporation, hereby appoints J. Larry Smart and Barbara V. Scherer and each of them, each having full power of substitution to vote the shares of stock of StreamLogic Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of said Corporation to be held at StreamLogic Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, May 22, 1996, at 10:00 A.M., and at any adjournment thereof.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                             FOLD AND DETACH HERE

                         Please mark your votes as indicated in this example [X]

ELECTION OF DIRECTORS The Board of Directors recommends a vote FOR authority to vote for the election of the nominees listed below. Failure to check either of the boxes with respect to the election will, if this card has been signed and dated, constitute a vote for authority to vote for the election of the director.

                                     WITHHELD
                           FOR        FOR ALL
                            [ ]         [ ]

Authority to vote for the election of the nominee listed below.
 J. Larry Smart
 Ericson M. Dunstan
 Chriss W. Street
 Greg L. Reyes, Jr.


                    -------------------  ------------------
                     Proxy Card Number    Number of Shares

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write that nominee's name on this space provided below).

- ------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.


Signature(s)                                        Date
             -----------------------------------         ----------------------
(NOTE: Please sign exactly as your name appears on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give full title.) Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

                             FOLD AND DETACH HERE